                                                                    Exhibit 10.7

                              HOST MARRIOTT, L.P.

                      EXECUTIVE DEFERRED COMPENSATION PLAN



                               As amended and restated effective January 1, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS.................................................      2

       1.1   Administrator...............................................      2
       1.2   Benefit Allocation Agreement................................      2
       1.3   Code........................................................      2
       1.4   Company.....................................................      2
       1.5   Committee...................................................      2
       1.6   Compensation................................................      2
       1.7   Contribution Date...........................................      2
       1.8   Deferral Percentage.........................................      2
       1.9   Deferred Compensation.......................................      2
       1.10  Deferred Compensation Reserve...............................      2
       1.11  Director....................................................      3
       1.12  Effective Date..............................................      3
       1.13  Election....................................................      3
       1.14  Election Year...............................................      3
       1.15  Employee....................................................      3
       1.16  Host Marriott Corporation...................................      3
       1.17  Participant.................................................      3
       1.18  Plan........................................................      4
       1.19  Retirement and Savings Plan.................................      4
       1.20  Subsidiary..................................................      4
       1.21  Termination of Services.....................................      4

ARTICLE II   PARTICIPANT ELECTIONS.......................................      5

       2.1   Deferred Compensation Reserve...............................      5
       2.2   Annual Elections............................................      5
       2.3   Form of Election............................................      5

ARTICLE III  PARTICIPANT ACCOUNTS                                              7

       3.1   Individual Accounts.........................................      7
       3.2   Company Accruals............................................      7
       3.3   Crediting of Earnings.......................................      8
       3.4   Accounts Do Not Result in Property Rights...................      8
       3.5   Tax-Qualified Plans.........................................      8
       3.6   Non Assignment of Interests.................................      8

ARTICLE IV   DISTRIBUTIONS...............................................      9

        4.1  Commencement of Distribution................................      9
        4.2  Beneficiaries...............................................     10
        4.3  Emergency Distributions.....................................     10
        4.4  Discharge of Obligation For Payment.........................     10

ARTICLE V    ADMINISTRATION..............................................     12

        5.1  Administrator...............................................     12
        5.2  Expenses....................................................     12
        5.3  Acceleration of Payments....................................     12
        5.4  Indemnification.............................................     12
        5.5  Administration of Directors Plan............................     12

ARTICLE VI   MISCELLANEOUS...............................................     13

        6.1  Disclaimer of Rights........................................     13
        6.2  No Trust Created............................................     13
        6.3  Amendment or Termination of Plan............................     13
        6.4  Effect of Plan..............................................     13
        6.5  Severability................................................     13
        6.6  Applicable Law..............................................     14

ARTICLE VII  SPECIAL RULES FOR PRE-EFFECTIVE DATE EMPLOYEES..............     15

        7.1  Governing Rules.............................................     15

                              HOST MARRIOTT, L.P.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   PREAMBLE
                                   --------

     WHEREAS, Host Marriott Corporation sponsors the Host Marriott Corporation Executive Deferred Compensation Plan; and

     WHEREAS, HMC intends to enter into certain transactions pursuant to a plan to reorganize its business operations so that it will qualify as a real estate investment trust ("Host REIT Conversion"); and

     WHEREAS, as part of the Host REIT Conversion, (i) Host Marriott Corporation will transfer its liabilities, including but not limited to liabilities relating to employee benefits to Host Marriott, L.P. and (ii) Host Marriott Corporation will merge with and into HMC Merger Corporation (to be renamed Host Marriott Corporation); and

     WHEREAS, pursuant to the Contribution Agreement, Host Marriott Corporation and Host Marriott, L.P. have also agreed to enter into an agreement allocating responsibilities with respect to employee compensation, benefits, labor, and certain other employment matters pursuant to the terms and conditions set forth in the Employee Benefits and Other Employment Matters Allocation Agreement (the "Allocation Agreement"); and

     WHEREAS, pursuant to the Allocation Agreement, Host Marriott Corporation shall transfer to Host Marriott, L.P. sponsorship of the Host Marriott Corporation Executive Deferred Compensation Plan (the "Plan") and all liabilities and obligations for accrued benefits (including any earnings attributable to such benefits) for Retained Individuals and Retained Employees, effective as of Contribution Date (as such terms are defined in the Allocation Agreement) and the name of the Plan shall be changed to the Host Marriott, L.P. Executive Deferred Compensation Plan (the "Plan"); and

          NOW, THEREFORE, set forth herein are the terms of two plans, the Host Marriott L.P. Executive Deferred Compensation Plan (the "Executive Plan") and the Host Marriott, L.P. Non-Employee Directors Deferred Compensation Plan (the "Director Plan") (individually, the "Plan", collectively the "Plans").

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Plan, unless the context requires otherwise, the following words and phrases, when used herein with initial capital letters, shall have the meanings indicated:

      1.1  "Administrator" means the person appointed by the Committee pursuant
            -------------
to Article 5.1 of this Plan to administer this Plan.

      1.2  "Benefit Allocation Agreement" means the Employee Benefits &
            ----------------------------
Other Employment Matters Allocation Agreement entered into between Host Marriott Corporation, Host Marriott, L.P. and Crestline Capital Corporation in connection with the Host REIT Conversion.

      1.3  "Code" shall refer to the Internal Revenue Code of 1986, as
            ----
amended, or any successor statute, including the regulations issued thereunder.

      1.4  "Company" shall refer, with respect to the Executive Plan,  to Host
            -------
Marriott, L.P. and any Subsidiary that (a) elects to join the Plan, and (b) obtains the consent of the Committee to do so, and with respect to the Director Plan, Host Marriott Corporation..

      1.5  "Committee" means the Compensation Policy Committee appointed by the
            ---------
Board of Directors of Host Marriott Corporation.

      1.6  "Compensation" means: (a) for purposes of the Executive Plan,
            ------------
all wages or salary, overtime, cash bonus, annual leave, sick leave, funeral leave and holiday pay payable by the Company to an Employee, benefits under the Host Marriott, L.P. Flexible Benefits Plan, and "Flexible Compensation" as defined in Section 5.1 of the Retirement Plan, all without regard to any Elections made by the Employee to defer such amounts under the Plan or in accordance with any other plan or agreement with the Company, but excluding any and all other forms of compensation and (b) for purposes of the Director Plan, all directors' fees payable by the Company to a non-employee director of Host Marriott Corporation.

     1.7   "Contribution Date" means the Contribution Date as defined in the
            -----------------
Benefit Allocation Agreement.

      1.8  "Deferral Percentage" means the percentage of a Participant's
            -------------------
Compensation for the Election Year to be deferred in accordance with an Election pursuant to Article II of the Plan.

      1.9  "Deferred Compensation" means Compensation with respect to which
            ---------------------
a Participant has made an Election to defer receipt thereof in accordance with
Article II of the Plan, and Section 401(k) Contributions, if any, elected in accordance with Article V of the Retirement and Savings Plan.

      1.10 "Deferred Compensation Reserve" means the book reserve reflecting
            -----------------------------
the total aggregate amounts credited to the individual accounts of Participants under Article III of the Plan.

      1.11 "Director" means a member of the Board of Directors of Host
            --------
Marriott Corporation.

      1.12 "Effective Date" means the Contribution Date.
            --------------

      1.13 "Election" means an election made by a Participant in accordance
            --------
with Article II of this Plan.

      1.14 "Election Year" means the fiscal year of the Company for which a
            -------------
Participant earns Compensation with respect to which the Participant makes an Election pursuant to Article II of the Plan.

      1.15 "Employee" means any individual employed by the Company and any
            --------
Retained Employee or Retained Individual as such terms are defined in the Allocation Agreement.

      1.16 "Host Marriott Corporation" means Host Marriott Corporation, a Delaware corporation for the period before the Contribution Date (as such term is defined in the Allocation Agreement) and Host Marriott Corporation, a Maryland corporation, for the period beginning on or after the Contribution Date.

     1.17  "Participant" means:
            -----------

            (a)  For purposes of the Executive Plan,

                 (i) All Employees of the Company who are notified by the Administrator that they are eligible to participate in this Plan and (A) whose annual base salary plus cash bonus before any Election under this Plan exceeds $120,000, or such other amount designated by the Committee; or (B) who have three years of service with the Company, are bonus-eligible and whose annual base salary before any Election under this Plan exceeds $75,000, or such other amount designated by the Committee; or (C) who are select management employees of an acquired company who are covered by a deferred compensation program of such acquired company;

                 (ii) All Employees who participated in the Retirement and Savings Plan (or with respect to the Election Year beginning on the Effective Date, the Host Marriott Corporation (HMC) Retirement and Savings Plan and Trust) during the immediately preceding calendar year, and were subject to a reduction during such year in the amounts allocable to their "Company Contribution Accounts" in the Retirement and Savings Plan (or with respect to the Election Year, the Host Marriott Corporation (HMC) Retirement and Savings Plan and Trust) for such year as a result of Section 401(m) of the Code;

                 (iii) All Employees who participated in the Retirement and Savings Plan during the current fiscal year of the Company and who have Compensation in excess of the limits set forth under Section 401(a)(17) of the Code, provided such Employees have not made an election to participate for the
      --------
current year under paragraph (a) of this section;

                 (iii) Former Participants, terminated Participants, and their beneficiaries, as appropriate to the context.

           (b)   For purposes of the Director Plan,

                 (i)    All non-employee Directors of Host Marriott Corporation;
and

                 (ii) Former Directors and their beneficiaries, as appropriate to the context.

     1.18  "Plan" means the Host Marriott L.P. Executive Deferred
            ----
Compensation Plan or the Host Marriott, L.P. Director Deferred Compensation Plan, as appropriate to the context.

     1.19  "Retirement and Savings Plan" means the Host Marriott, L.P.
            ---------------------------
Retirement and Savings Plan and Trust.

     1.20  "Subsidiary" means either (a) a member of a controlled group of
            ----------
corporations of which the Company is a member, or (b) an unincorporated trade or business which is under common control by or with the Company as determined in accordance with Section 414(c) of the Code. For purposes hereof, a "controlled group of corporations" shall have the meaning set forth in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code.

     1.21  "Termination of Services" means:
            -----------------------

            (a)  For purposes of the Executive Plan:

                 (i) termination of employment with the Company in any of the following circumstances:

                        (A) Where the Employee voluntarily resigns or retires;

                        (B) Where the Employee is discharged;

                        (C) Where the Employee is totally and permanently disabled and thereby unable to perform the usual duties of his employment with the Company, as determined by the Administrator in accordance with standards set forth in the Retirement and Savings Plan; or

                        (D) Where the Employee dies;

            (b) For purposes of the Director Plan, the date the Participant ceases to be a member of the Board of Directors of Host Marriott Corporation.

                                   ARTICLE II
                             PARTICIPANT ELECTIONS


      2.1 Deferred Compensation Reserve. The Company shall establish and maintain a book reserve (the "Deferred Compensation Reserve"), to which it shall credit the total aggregate amount designated by Participants each year in Elections pursuant to Section 2.3(d).

      2.2  Annual Elections.

           (a) Each Participant shall have the option to designate in an Election in the form prescribed in Section 2.3 an amount or a percentage of such Participant's Compensation for any Election Year to be credited to the Deferred Compensation Reserve; provided, however, that the Committee shall have the right to approve or disapprove such Election by any Participant, in whole or in part, in the sole discretion of the Administrator.

           (b) Elections shall be made on or before the last business day of the fiscal year immediately preceding the Election Year. Notwithstanding the foregoing, a Participant may make an Election during the Election Year with respect to Compensation earned for any subsequent payroll period of the Company that begins during the remainder of the Election Year, provided such Election is made within 30 days of notification by the Administrator of the Participant's eligibility to participate in the Plan.

           (c) Except as provided in Section 4.3, an Election shall be irrevocable with respect to all Compensation earned during an Election Year. Notwithstanding the foregoing, an Election made as to an Election Year shall not remain in effect with respect to Compensation earned for any subsequent year.

     2.3   Form of Election.

           (a) Each Election shall be made on a form provided by the Administrator within the period described in Section 2.2(b), and shall designate either (i) a Deferral Percentage; (ii) a fixed dollar amount of the Participant's Compensation for the Election Year to be deferred; (iii) a fixed dollar amount of the Participant's Compensation for the Election Year to be paid currently; or (iv) any combination of these methods with the consent of the Administrator acting in his or her sole discretion; provided, however, that a Participant who is also a participant in the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan for the concurrent Election Year may only designate a Deferral Percentage. Such Elections shall designate a distribution commencement date and manner of distribution in accordance with
Section 4.1; provided, however, that such distribution commencement date shall be no later or earlier than the respective dates specified in Section 4.1(a).
If no designation is received by the Administrator within the prescribed time period, the Administrator shall elect the time and manner of distribution and notify the Participant of such selection.

           (b) Each Participant shall be entitled to Deferred Compensation for the Election Year in an amount determined as follows: (i) if the Participant elects a Deferral Percentage in accordance with paragraph (a)(i) of this section, an amount equal to the product of such Deferral Percentage times the Participant's total Compensation for each pay period of the Election Year; (ii) if the Participant elects to designate a fixed dollar amount to be deferred in accordance with paragraph (a)(ii) of this section, the amount so deferred; (iii) if the Participant elects to designate a fixed dollar amount to be paid currently in accordance with paragraph (a)(iii) of this section, the amount by which such Participant's total Compensation for the Election Year exceeds such fixed dollar amount; or (iv) if the Participant elects a combination of the above in accordance with paragraph (a)(iv) of this section, the appropriate amount shall be determined by the Administrator based on the above principles.

           (c) Deferred Compensation shall first be credited to the Participant's "Section 401(k) Contribution Account" in the Retirement and Savings Plan to the extent designated by the Participant as "Section 401(k) Contributions" in accordance with the terms of the Retirement and Savings Plan, or to such lesser extent permitted by law provided the amount so designated corresponds to the maximum amount permissible under Sections 401(k)(3), 402(g) or 415 of the Code, as amended.

           (d) The difference between the total amount determined under paragraph (b) of this section and the amount determined under paragraph (c) of this section shall be credited to the Deferred Compensation Reserve on behalf of the Participant. In addition, there shall also be credited to the Deferred Compensation Reserve on behalf of Participants described in Section 1.17(a)(iii) the difference between (i) the total amount of "After-tax Savings" plus "Section 401(k) Contributions" in the Retirement and Savings Plan elected by each such Participant for the current fiscal year, and (ii) the amount of "After-tax Savings" and "Section 401(k) Contributions" permitted to be contributed to the Retirement and Savings Plan for the current fiscal year on behalf of each such Participant under the Compensation limits set forth in Section 401(a)(17) of the Code. The preceding sentence shall be applied after first taking into account limitations under Section 401(m) of the Code on such amounts.

           (e) For purposes of this Section 2.3, Participants eligible to make Elections provided herein shall include only Participants described in Sections 1.17(a)(i) and (b)(i), and shall exclude all other Participants. Participants described in Section 1.17(a)(i)(B) shall be entitled to make Elections only with respect to an amount of Compensation not exceeding such Participant's bonus for a year during which a timely Election is made as provided herein. In addition to any other Election permitted under this Section 2.3, each Participant described in Section 1.17(a)(i)(C) shall also be entitled to make an Election to have Deferred Compensation credited to his or her account in this Plan in an amount equal to the amount which such Participant agrees to forfeit under a deferred compensation plan of an acquired company.

                                  ARTICLE III
                              PARTICIPANT ACCOUNTS


     3.1 Individual Accounts. The Administrator shall establish and maintain records reflecting each Participant's interest in the Deferred Compensation Reserve to which the Administrator shall credit Deferred Compensation in accordance with each Participant's Election pursuant to Section 2.3(d), Company Accruals pursuant to Section 3.2, Forfeiture Accruals pursuant to Section 3.3, and earnings pursuant to Section 3.4.

     3.2 Company Accruals. The Company shall credit to the Deferred Compensation Reserve on behalf of each Participant an amount ("Company Accruals") each Election Year which shall be determined in the following manner:

           (a) The Administrator shall determine for the Election Year the ratio for allocating "Company Contributions" under Section 6.4 of the Retirement Plan.

           (b) The Administrator shall then determine for each Participant in this Plan an amount equal to six percent (6%) of the Participant's total Compensation for the Election Year, or, if less, the sum of (i) the Participant's Deferred Compensation for the Election Year (as determined under
Section 2.3(b)) and (ii) the amount of the Participant's After-Tax Basic Savings contributed to the Retirement Plan for the Election Year in accordance with
Section 4.2 of the Retirement Plan. The Committee may in its sole discretion limit the dollar amount of a Participant's Deferred Compensation taken into account for purposes of this Section 3.2 based on uniform standards, provided that the Administrator notifies such Participant of such limitation on or prior to the due date for Elections under Section 2.2(b).

           (c) The amount determined in paragraph (b) of this section shall be reduced by subtracting (i) the amount credited to the Participant as "Combined Basic Savings" in the Retirement and Savings Plan for the Election Year.

           (d) The Administrator shall then allocate to the Deferred Compensation Reserve on behalf of each Participant the product of (i) the ratio determined in accordance with paragraph (a) of this section, times (ii) the amount determined in accordance with paragraph (c) of this section.

           (e) The Administrator shall allocate to the Deferred Compensation Reserve on behalf of each Participant described in Section 1.13(b) the amount of any reduction of allocations to the "Company Contribution Accounts" of such Participants under Section 6.7 of the Retirement and Savings Plan as of the same date such amounts would have been allocated under the Retirement and Savings Plan but for such reduction; provided however, as of the same date such amounts would have been allocated under the Retirement and Savings Plan but for such reduction, that in no event shall an amount be credited to a Participant's account herein under this paragraph (e) if an equivalent amount is distributed currently to such Participant.

           (f) In addition to the foregoing, the Administrator shall allocate to the Deferred Compensation Reserve on behalf of each Participant described in
Section 1.13(b)(ii) an amount equal to the difference between (i) the total amount of allocations that would have been made to the "Company Contribution Account" of such Participant in the Retirement and Savings Plan for the current fiscal year in the absence of the Compensation limits set forth in Section 401(a)(17) of the Code, and (ii) the amount permitted to be allocated under such Compensation limi t

           (g) Company Accruals under this Section 3.2 shall be allocated only on behalf of Participants in the Plan (other than terminated Participants) as of the last day of the fiscal year of the Company for which the allocation is made.

     3.3 Crediting of Earnings. The Company shall credit earnings to the Deferred Compensation Reserve in an amount determined as follows:

           (a) Company contributions determined in accordance with Section 3.2 and earnings attributable thereto, along with forfeitures determined in accordance with Section 3.3 and earnings attributable thereto, shall be credited with earnings at the same rate and with the same frequency as earnings credited to the "Stable Value Fund" described in the Retirement and Savings Plan.

           (b) Deferred Compensation allocated to the Deferred Compensation Reserve in accordance with Section 2.3(d), along with earnings attributable thereto, shall be credited with earnings at the same rate and with the same frequency as earnings credited to the "Stable Value Fund" described in the Retirement and Savings Plan.

     3.4   Accounts Do Not Result in Property Rights.

           (a) The Deferred Compensation Reserve and the accounts maintained thereunder on behalf of each Participant are for administrative purposes only, and do not vest in the Participants any right, title or interest in such reserve or such accounts, except as expressly set forth in this Plan.

           (b) Title to and beneficial ownership of any assets, whether cash or investments which the Company may designate to make payments of Deferred Compensation hereunder, shall at all times remain in the Company, and no Participant shall have any property interest whatsoever in any specific assets of the Company.

     3.5 Tax-Qualified Plans. Amounts credited to a Participant's account in the Deferred Compensation Reserve shall not be deemed compensation to such Participant for purposes of computing employer contributions or benefits under any tax-qualified plan of deferred compensation maintained by the Company.

     3.6 No Assignment of Interests. The rights of Participants or any other persons to the payment of amounts from the Deferred Compensation Reserve under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

                                  ARTICLE IV
                                 DISTRIBUTIONS

     4.1   Commencement of Distribution.

           (a) Except as otherwise specified in paragraph (d) of this section or Section 4.3, Deferred Compensation, Company Accruals, Forfeiture Accruals and earnings thereon credited to a Participant's account shall become distributable as soon as administratively feasible following notification to the Administrator of such Participant's Termination of Services or death (whichever occurs first). Distribution shall be made in the manner specified in paragraph (b) of this section. Alternatively, a Participant may elect in accordance with Section 2.3(a) for distribution to commence prior to Termination of Services, but no earlier than the beginning of the sixth (6th) fiscal year of the Company following the Election Year for which such Deferred Compensation was earned, if applicable, or otherwise in a single lump sum cash payment. Such distribution prior to Termination of Services will be permitted only to the extent that it relates to an Election Year or Years for which the amount deferred exceeds six percent (6%) of the Participant's total Compensation for such Election Year, and the amount so distributed will consist solely of the amount of such excess inclusive of any earnings attributable thereto.

           (b)(l) A Participant shall designate in an Election made in accordance with Section 2.3 whether distribution of his account shall be made in the form of (i) a single lump sum cash payment; (ii) annual cash installments payable over a designated term not to exceed ten (10) years; or (iii) any other manner of distribution requested by the Participant, with the consent of the Administrator acting in his or her sole discretion. Notwithstanding the foregoing, a Participant who is actively employed by the Company or serving on the Company's Board of Directors shall be entitled to a change in the manner of distribution of his account under paragraph (a) of this section as designated on a form provided by the Administrator, with the consent of the Committee acting in its sole discretion. An approved request for change shall become effective on the first anniversary (the "Anniversary Date") of the date such request was received by the Administrator, provided such request shall be invalid if the Participant has a Termination of Services as described in Section 1.17 (but not including Section 1.17(b) or (c)) prior to the Anniversary Date, or, as to Deferred Compensation relating to any Election Year, if any amount of such Deferred Compensation for an Election Year would otherwise become distributable prior to the Anniversary Date. Notwithstanding the foregoing, a Participant who has a Termination of Services as described in Section 1.17(b) or (c) may cancel the request for change at his or her option as designated on a form provided by the Administrator.

           (b)(2)   A Participant requesting a change pursuant to paragraph
(b)(l) of this section shall be prohibited from making an Election in accordance with Section 2.3, and any Election previously made shall be ineffective, to the extent such Election applies to the next Election Year beginning after the date of the Participant's change request.

           (b)(3) No earnings shall be credited under Section 3.4(a) on amounts allocated to the Deferred Compensation Reserve under Section 3.2(e) for the period from the date of a Participant's

Termination of Services (or the date on which a Participant's status as a member of the Company's Board of Directors ceases) until the date of the first distribution of such amounts, in the event a change in the manner of distribution of such amounts has been approved by the Committee as provided above.

           (c) If payment is deferred and paid in installments in accordance with paragraph (b) of this section, the remaining balance in the Participant's account shall continue to be credited with earnings as provided in Sections 3.1 and 3.4(b).

           (d) Notwithstanding the foregoing, no distribution shall be made of Company Accruals credited to a Participant's account under Section 3.2, of Forfeiture Accruals credited under Section 3.3, or of earnings credited thereon under Section 3.4(a), except to the extent such amounts would be vested if they had been contributed on behalf of the Participant as Company contributions or forfeitures under the Retirement Plan. For this purpose, such amounts shall be deemed to vest in accordance with the schedule set forth in Section 7.3 of the Retirement and Savings Plan, and nonvested amounts shall be forfeited if the Participant terminates employment with the Company in circumstances in which the Participant would not be fully vested under the Retirement and Savings Plan.
The Company shall have no further obligation to the Plan or to any Participant for nonvested amounts forfeited hereunder.

     4.2   Beneficiaries.   Each Participant may designate a beneficiary on
a form provided by the Administrator to receive distributions made pursuant to
Section 4.1; provided, however, that the beneficiary designated by the Participant under the Retirement Plan shall be deemed to be the beneficiary under this Plan unless the Participant specifically designates otherwise. If no beneficiary is designated under the Retirement and Savings Plan or under this Plan, or if the beneficiary shall not survive the Participant, the Participant shall be deemed to have designated the following beneficiaries (if then living) in the following order of priority: (i) spouse; (ii) children; including adopted children, in equal shares; (iii) parents, in equal shares; and (iv) the Participant's estate.

     4.3 Emergency Distributions. Notwithstanding the provisions of Section 4.1, the vested portion of a Participant's account may be distributed prior to such Participant's Termination of Services, death, or other distribution date elected by the Participant in the sole discretion of the Committee.
Distribution shall be made under this Section 4.3 only in cases of serious financial emergency which is beyond the control of the Participant, as determined by the Committee, and only if failure to make the distribution would result in severe financial hardship to the Participant or beneficiary. Amounts distributed under this Section 4.3 shall not exceed the amount needed to satisfy such emergency and to pay all applicable taxes on the amount of the distribution.

     4.4 Discharge of Obligation For Payment. If the Administrator shall find that any person to whom any payment is payable under this Plan is unable to care for such person's affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be complete discharge of the liabilities of the Company under this Plan.

                                   ARTICLE V
                                 ADMINISTRATION


     5.1 Administrator. The Committee shall appoint an Administrator who shall be responsible for the management, operation and administration of the Plan. The Administrator shall have full power and authority to interpret, construe and administer this Plan and the Administrator's interpretations and construction thereof, and actions hereunder, including any valuation of the Deferred Compensation Reserve, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith by the Company.

     5.2 Expenses. The expenses of administering this Plan shall be borne by the Company and shall not be charged against the Deferred Compensation Reserve.

     5.3 Acceleration of Payments. Notwithstanding anything in this Plan to the contrary, the Committee in its sole discretion may direct the Administrator to pay any or all amounts credited to a Participant's account in a single lump sum cash payment or accelerate payment of installments distributable under
Article IV of this Plan, in order to clear out small balances, terminate the Plan, or otherwise to relieve costs of maintaining and administering the Plan.

     5.4 Indemnification. To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors and each member or delegate thereof, each employee or delegate thereof, so long as it is composed of individuals appointed by the Company, the Plan Administrator and each employee or delegate thereof, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

     5.5 Administration of Directors Plan. The Directors Plan shall be administered solely in the State of Maryland. All actions with respect to Directors will occur in the State of Maryland.

                                   ARTICLE VI
                                 MISCELLANEOUS


     6.1 Disclaimer of Rights. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ or service of or to maintain a relationship with the Company as an executive or in any other capacity.

     6.2 No Trust Created. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any person, including any Participant or any other person. Any amounts which may be credited to the Deferred Compensation Reserve shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.3   Amendment or Termination of Plan.

           (a) The Board of Directors of the Company may amend or terminate the Plan at any time and from time to time, and/or distribute all account balances under the Plan, pursuant to written resolutions adopted by such Board of Directors. In no event will any such amendment or termination of the Plan have the effect of reducing the accrued account balance or then vested percentage of any Participant under this Plan.

           (b) If a determination is made by the Internal Revenue Service that the account balance of any Participant is subject to current income taxation, such account balance will be immediately distributed to the Participant or the Participant's beneficiary to the extent of such taxable amount; provided, however, that if the Participant is contesting the above mentioned determination of the Internal Revenue Service, the Administrator may in his or her sole discretion delay distribution until the determination is final.

           (c) In the event the Retirement and Savings Plan is terminated, the Committee may at its sole discretion distribute all account balances under this Plan. Alternatively, in the event of such termination the Committee may at its sole discretion establish another basis for crediting earnings under this Plan, provided that any rate so credited shall not be less than the Company's borrowing rate from time to time.

     6.4 Effect of Plan. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants and their heirs, beneficiaries, executors, administrators and legal representatives.

     6.5 Severability. If any provision of this Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

     6.6 Applicable Law. This Plan shall be construed in accordance with and governed by the laws of the State of Maryland.

                                  ARTICLE VII
                 SPECIAL RULES FOR PRE-EFFECTIVE DATE EMPLOYEES


     7.1 Governing Rules. Notwithstanding anything contained elsewhere in this Plan to the contrary, the following rules shall apply to Employees who were employed by Host Marriott Corporation on the date before the Effective Date.

           (a) Any election in effect under the Host Marriott Corporation Executive Deferred Compensation Plan, and the Host Marriott Corporation (HMC) Retirement and Savings Plan and Trust (the "Prior Profit Sharing Plan") on the date before the Effective Date shall continue to be effective under this Plan for the Election Year beginning on or immediately after the Effective Date, and any compensation taken into account under the Prior Profit Sharing Plan shall be taken into account under this Plan for purposes of Articles II and IV for the such Election Year.

           (b) Any notification by the administrator under the Host Marriott Corporation Executive Deferred Corporation Plan as in effect on or prior to the Effective Date (the "Prior Plan") concerning eligibility to participate in such plan for the 1999 year shall continue to be effective under this Plan for the Election Year beginning on or after the Effective Date.

           (c) Any service with Host Marriott Corporation prior to the Effective Date shall be taken into account in determining service with the Company for purposes of determining years of service under Section 1.17(a)(i).

           (d) For purposes of Section 1.17(a)(iii), participation in the Plan for the 1999 Election Year shall include participation in the Prior Plan for such year.

           (e) Any approved request in effect under the Prior Plan to change the Participant's manner of distribution of his account shall continue to be effective under this Plan as if such request had been approved under this Plan.

           (f) Any beneficiary designation in effect under the Prior Plan on the date before the Effective Date shall continue to be effective under this Plan.

                            CERTIFICATE OF SECRETARY
--------------------------------------------------------------------------------

     I, the undersigned secretary of Host Marriott Corporation (the "Corporation") as General Partner of Host Marriott L.P., do hereby certify that the attached copy of the Host Marriott, L.P. Executive Deferred Compensation Plan (the "Executive Plan") and the Host Marriott, L.P. Non-Employee Director Deferred Compensation Plan (the "Director Plan") is a true and correct copy of the Plans and that there have been no amendments or modifications to the Plans that are not reflected in this copy.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of Host Marriott Corporation as of the 1st day of January, 1999.



                                    ------------------------------
                                    Christopher G. Townsend
                                    Secretary